EXHIBIT 10-J


               SECOND LEASE MODIFICATION AGREEMENT


     THIS SECOND LEASE MODIFICATION AGREEMENT ("Agreement") is made and entered into this 13th day of April, 1994, by and between REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership ("Landlord"), and FRED MEYER OF ALASKA, INC., an Alaska corporation ("Tenant").

                         R E C I T A L S

     This Agreement is made with reference to the following facts and objectives:

     A. As of October 22, 1986, Landlord (formerly Fred Meyer Real Estate Properties, Ltd.) and Tenant entered into a lease for the real property located at 19 College Road, Fairbanks, Alaska (the "Original Lease"), and more particularly described in the lease. The Original Lease has been amended by Lease Modification Agreement dated February 7, 1992. Such documents are hereinafter collectively referred to as the "Lease".

     B. Landlord and Tenant desire to amend and modify the Lease as set forth below.

     C. Capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Lease.

     NOW, THEREFORE, in consideration of the foregoing facts and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby amend and modify the Lease as follows:

      1.  Term; Fixed Rent.  Schedule A to the Lease is hereby
          ----------------   ----------
deleted and Schedule A-1, attached hereto and incorporated herein
            ------------
by reference, is substituted in lieu thereof.

      2.  Option to Cancel.  At any time during the Primary Term,
          ----------------
Tenant shall have the option to cancel the Lease upon delivery of written notice (the "Cancellation Notice") and payment of a lease cancellation fee (the "Lease Cancellation Fee") calculated in accordance with Schedule B attached hereto and incorporated
                ----------
herein. Upon Tenant's exercise of the option to cancel, the Lease shall terminate on the last day of the eighteenth (18th) full calendar month following delivery of the Cancellation Notice (the "Early Termination Date"). The Lease Cancellation Fee shall be due and payable on the Early Termination Date.

      3.  Effective Date.  The provisions of this Agreement shall
          --------------
be effective as of February 1, 1994.

      4.  Ratification.  Except as herein modified, the Lease is
          ------------
unchanged and remains in full force and effect.

      5.  Successors and Assigns.  Each and all of the covenants,
          ----------------------
terms, agreements and obligations of this Agreement shall extend to and bind and inure to the benefit of the successors and/or assigns of said parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.


                              LANDLORD:

                              REAL ESTATE PROPERTIES
                              LIMITED PARTNERSHIP,
                              an Oregon limited partnership

                              By FMGP Associates,
                                 an Oregon limited partnership,
                                 Its General Partner

                                 By FMGP Incorporated,
                                 a Delaware corporation,
                                 Its General Partner


Date: March 29, 1994          By PETER F. BECHEN
      --------                   --------------------------------
                              Peter F. Bechen
                              -----------------------------------
                                    (typed or printed name)

                              Its  Vice President
                                  -------------------------------


                              TENANT:

                              FRED MEYER OF ALASKA, INC.,
                              an Alaska corporation


Date: April 13, 1994          By SCOTT L. WIPPEL
      --------                -----------------------------------
                              Scott L. Wippel
                              -----------------------------------
                                   (typed or printed name)

                              Its Senior Vice President
                                  -------------------------------


Date: __________, 1994        By ________________________________

                              ___________________________________
                                   (typed or printed name)
                              Its _______________________________

                           SCHEDULE A-1
           TO LEASE DATED OCTOBER 22, 1986, AS AMENDED,
  BETWEEN REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, LANDLORD,
              AND FRED MEYER OF ALASKA, INC., TENANT


      1.  Primary Term Expiration Date.  June 29, 2009.
          ----------------------------

      2.  Annual Rent During Primary Term.
          -------------------------------

          2.1  Fixed Rent.  Three Hundred Sixty-Two Thousand Nine
Hundred Sixty Dollars ($362,960.00).

          2.2  Percentage Rent.  None.

      3.  Renewal Options.  One (1) ten (10)-year Renewal Term.
          ---------------

      4.  Annual Rent During Renewal Term.
          -------------------------------

          4.1 Fixed Rent. Four Hundred Fifty-Three Thousand Seven Hundred Dollars ($453,700.00), plus the amount of annual base rent paid under the Underlying Lease in excess of One Hundred Nine Thousand Three Hundred Twenty-Two and 45/100 Dollars ($109,322.45). (This amount includes the adjustment to the Fixed Rent, pursuant to Paragraph 5 below, that occurs on the commencement of the Renewal Term; however, the Fixed Rent will still adjust pursuant to Paragraph 5 below as a result of any other adjustments in the base rent under the Underlying Lease during the Renewal Term.)

          4.2  Percentage Rent.  None.

      5.  Adjustments To Fixed Rent.  During the Primary Term and
          -------------------------
the Renewal Term, if any, the Fixed Rent amount is subject to adjustment on the same basis and in the same dollar amount of any adjustment in the base rental required to be paid under the Underlying Lease in effect as of February 1, 1994. (The Fixed Rent shall not be adjusted as a result of any subsequent modifications of the Underlying Lease.) For example, if the rent under the Underlying Lease increased by Fifty Thousand Dollars ($50,000.00) per annum, then the Fixed Rent under the Lease would increase by Fifty Thousand Dollars ($50,000.00).

                            SCHEDULE B
           TO LEASE DATED OCTOBER 22, 1986, AS AMENDED,
  BETWEEN REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, LANDLORD,
              AND FRED MEYER OF ALASKA, INC., TENANT


                 LEASE CANCELLATION FEE SCHEDULE